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                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT is made February 1, 1995, by and between AMERICAN MUTUAL
LIFE INSURANCE COMPANY (the "EMPLOYER"), and SAM C. KALAINOV (the "EMPLOYEE").
    WHEREAS, the Employee has been a valuable employee of the Employer whose services the Employer desires to retain;
    NOW, THEREFORE, it is agreed as follows:
    1. EMPLOYMENT. The Employer employs the Employee, and the Employee accepts employment subject to the terms and conditions of this Agreement.
    2. TERM. The term of this Agreement shall begin on February 1, 1995, and shall continue to May 15, 2000. The term of this Agreement may expire prior to May 15, 2000 if Roger K. Brooks ceases to perform the duties of Chief Executive Officer ("CEO") of the Employer, in which case the Employee's employment hereunder shall cease at the later of (a) May 15, 1998, or (b) the date Mr. Brooks ceases to be CEO of the Employer; unless the Employer elects to continue the term of this Agreement to May 15, 2000. In the event that the Employee's service as Chairman terminates prior to May 15, 2000, until May 15, 2000 the Employer shall nevertheless provide the Employee with a suitable downtown office and a consulting contract with the Employer, pursuant to which the Employer shall pay the Employee the difference between the benefits he receives under the Employer's qualified and non-qualified pension plans and the sum of his base salary plus incentive compensation for the preceding 12 months. In any event Employee shall remain Chairman of the Employer's Charitable Foundation ("FOUNDATION") until May 15, 2000.
    3. COMPENSATION. The Employer shall pay the Employee for all services rendered compensation equal to compensation paid to the Employer's CEO, including a salary equal to that paid to the CEO, payable in installments on the regular pay days of similar executive managerial employees, and incentive compensation equal to the incentive compensation paid the CEO in accordance with the Employer's executive incentive

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compensation plan.  Salary and incentive compensation payments shall be subject to applicable withholding and other applicable taxes.
    4. DUTIES. The Employee shall serve as the Employer's Chairman of the Board and Chairman of the Foundation, and such other duties as the Employer may specify.
    5. EXTENT OF SERVICES. The Employee shall devote his entire time and attention to the Employer's business. During the term of this Agreement, the Employee shall not engage in any other business activity, regardless of whether it is pursued for gain or profit. The Employee, however, subject to compliance with the Employer's policies regarding restrictions on personal investments applicable to other executives of comparable rank, may invest his assets in other companies so long as they do not require the Employee's services in the operation of their affairs.
    6. WORKING FACILITIES. The Employee shall have a private office, support staff and other facilities and services that are suitable to his position and appropriate for the performance of his duties.
    7. FRINGE BENEFITS. The Employee shall participate in the Employer's employee benefit plan (the "PLAN"), a summary of which has been provided to the Employee, such benefits to include, but not be necessarily limited to, retirement pension, life insurance, disability income insurance, health insurance and vacation time. In addition, the Employee shall be entitled to country club and downtown dining club dues, company owned automobile, attendance at professional and industry conferences and seminars, professional and other association dues, travel and other incidental expenses at Employer's expense. For purposes of calculation of benefits to which the Employee is entitled under the Plan, all years of service of the Employee with the Employer and with American Mutual Life Insurance Company prior to its merger with Central Life Assurance Company shall be counted. Notwithstanding anything contained herein or in the Plan, at retirement the Employee shall receive supplementary retirement pension benefits so that his annual retirement benefit on a 10 years certain and life basis is not less than 75% of his average annual base salary plus incentive


                                         -2-

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compensation paid to him by Employer in the best three of the preceding five years prior to retirement. This supplemental retirement pension benefit will be payable using the actuarial equivalent and the same form of benefit as is elected under the qualified pension plan.
    8. RETIREMENT. The Employee may elect to retire at any time by giving 30 days' written notice to the Employer. In that event, the Employee, if requested by the Employer, shall continue to render his services, and shall be paid his regular compensation up to the date of retirement. Upon retirement the Employee shall be entitled to retirement pension benefits specified in Par. 7 above, and the Employer shall pay the Employee 1.67 times the applicable premium to continue health insurance coverage as provided in the Plan for the Employee and covered dependents beginning on the date of retirement and ending on May 15, 2000. Upon retirement, the Employee shall receive such life and health insurance benefits as may be provided by the Plan.
    9. DEATH DURING EMPLOYMENT. If the Employee dies during the term of this Agreement, in addition to life insurance benefits provided pursuant to the Plan, the Employer shall pay the compensation specified in Par. 3 above that would otherwise be paid to the Employee had he not died. Such payments shall be made to Employee's widow, or, if he is not then survived by his widow, to the Employee's lawful living issue per stirpes, or, if there is no lawful living issue, to the Employee's estate.
    10. DISABILITY DURING EMPLOYMENT. If during the term hereof the Employee becomes disabled and unable to perform the essential duties of his regular occupation, he shall nevertheless continue to receive his salary, incentive compensation and other benefits as provided herein through the remainder of the term of this Agreement, offset, however, for any disability income benefits received pursuant to the Plan.
    11. TERMINATION FOR CAUSE. This Agreement may be terminated by the Employer for cause on account of the Employee's embezzlement, fraud, willful and wanton misconduct, or breach of fiduciary duty involving personal profit. In the event the Employee is terminated for cause, he shall be deemed to have retired and shall be entitled only to


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retirement pension benefits provided in Par. 7 above and other benefits specified pursuant to the Plan.
    12. NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to the Employee's residence or to the Employer's principal office, as the case may be.
    13. WAIVER OF BREACH. The Employer's or the Employee's waiver of a breach of any provision of this Agreement by the Employee or the Employer, respectively, shall not operate or be construed as a waiver of any subsequent breach. No waiver shall be valid unless in writing and signed on behalf of the Employee by the Employee or on behalf of the Employer by the Employer's CEO.
    14. ASSIGNMENT. The Employee acknowledges that his services are unique. Accordingly, the Employee may not assign his rights or delegate his duties or obligations under the Agreement. The Employer's rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the Employer's successors and assigns.
    15.  ENTIRE AGREEMENT.   This Agreement contains the entire understanding
of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or extension, or discharge is sought.
    16. ARBITRATION. All disputes, differences or controversies arising out of, under, or in connection with this Agreement or its breach, shall be submitted to arbitration to be held in Des Moines, Iowa under the rules and regulations of the American Arbitration Association. All the parties hereto shall be bound by the determination of the arbitration.
    17. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.
    IN WITNESS WHEREOF, the parties have executed this Agreement on February
10, 1995.


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                                       AMERICAN MUTUAL LIFE INSURANCE COMPANY

                                       By: /s/ Roger K. Brooks
                                          -------------------------------------
                                                   Chief Executive Officer

CORPORATE SEAL



ATTEST:


 /s/ J. A. Smallenberger
- -----------------------------------
            Secretary




                                       /s/ Sam C. Kalainov
                                       ----------------------------------------
                                       Sam C. Kalainov,
                                                          Employee